Where Food Comes From, Inc. 8-K

Exhibit 99.1

Where Food Comes From, Inc. Reports 2019 First Quarter Financial Results

CASTLE ROCK, Colorado – May 14, 2019 – Where Food Comes From, Inc. (WFCF) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced financial results for its first quarter ended March 31, 2019.

“Although Q1 is our seasonally slowest quarter of the year, we generated 9% overall revenue growth that included year-over-year gains in all four revenue segments,” said John Saunders, Chairman and CEO. “Product sales increased by 81% in the quarter, reflecting growing momentum around traceability that sets us up for recurring revenue as those cattle move through the system over the next few years. We’re also pleased with the momentum in our SureHarvest software businesses, which combined for 7% growth year over year.

“Our profit metrics came under pressure in the first quarter due to the timing of large marketing and auditor training initiatives that we didn’t experience in the first quarter last year,” Saunders added. “Specifically, we invested heavily in an expanded presence at the National Cattlemen’s Beef Association event in January – an investment that we believe contributed to new customer wins and higher tag sales in the quarter. We also invested in a company-wide training seminar that included auditors from all our divisions, which differed from our usual practice of spreading training out over the course of a given year. Those factors aside, we remain optimistic about extending our track record of profitable growth in 2019 and look forward to a strong finish to the year.”

First Quarter Results

Revenue in the first quarter increased 9% to $4.0 million from $3.6 million in the first quarter last year. All revenue components showed year over year increases, including:

●	Verification and certification services, up slightly to $2,811,700 from $2,796,200.

●	Product revenue, up 81% to $641,100 from $353,900.

●	Software license, maintenance and support services, up 3% to $295,000 from $287,400.

●	Software consulting services, up 13% to $206,800 from $183,300.

Gross profit in the first quarter decreased 4% year over year to $1,665,700 from $1,731,300. Gross margin declined to 42.1% from 47.8% year over year. The lower gross margin was partly attributable to product pricing programs for several dairy customers who placed large tag orders.

Sales, general and administrative expense increased 15% in the first quarter to $1,966,300 from $1,704,500 in the first quarter last year due to increased marketing, training and public company costs, including year-end audit fees that were 50% higher than expected due to costs of complying with new revenue recognition standards.

Net loss attributable to Where Food Comes From, Inc. in the first quarter was $143,100, or less than one cent per share, compared to net income of $35,500, or less than one cent per share, in the same quarter last year.

Adjusted EBITDA for the first quarter was $81,700 versus $355,000 in the first quarter last year.

The Company generated $1,251,900 in net cash from operations in the first quarter, slightly down from $1,314,700 in the same quarter last year.

Cash, cash equivalents and short- and long-term investments at March 31, 2019, totaled $2,953,200, up from $1,981,000 at December 31, 2018.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13690723

Phone replay:

A telephone replay of the conference call will be available through June 4, 2019, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13690723

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices.  Through proprietary technology and patented business processes, the Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, International Certification Services, Validus Verification Services, SureHarvest, A Bee Organic and Sterling Solutions units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; and ability to extend the track record of profitable growth in 2019 and achieve a strong finish to the year are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for the first quarter are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000

Where Food Comes From, Inc.

Statements of Operations (Unaudited)

	Three Months Ended
	March 31,
	2019		2018
Revenues:
Verification and certification services		$2,811,694		$2,796,194
Product sales		641,058		353,894
Software license, maintenance and support		295,029		287,444
Software-related consulting service		206,759		183,270
Total revenue		3,954,540		3,620,802
Costs of revenue:
Cost of verification and certification services		1,562,090		1,450,609
Cost of products		443,185		225,975
Costs of software license, maintenance and support services		154,003		137,434
Costs of software-related consulting services		129,536		75,461
Total costs of revenue		2,288,814		1,889,479
Gross profit		1,665,726		1,731,323
Selling, general and administrative expenses		1,966,339		1,704,474
Income (loss) from operations		(300,613)		26,849
Other expense (income):
Dividend income from Progressive Beef		(30,000)		—
Other income, net		(2,696)		(2,918)
Gain on sale of assets		(1000)		—
Interest expense		3,047		1,079
Income (loss) before income taxes		(269,964)		28,688
Income tax (benefit) expense		(83,000)		8,000
Net income (loss)		(186,964)		20,688
Net loss attributable to non-controlling interest		43,835		14,796
Net income (loss) attributable to Where Food Comes From, Inc.		$(143,129)		$35,484

Per share net income (loss) attributable to Where Food Comes From, Inc.:
Basic	$	*	$	*
Diluted	$	*	$	*
Weighted average number of common shares outstanding:
Basic		24,957,082		24,648,610
Diluted		24,957,082		24,845,002

*Less than $0.01 per share

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018

Net Income (loss) attributable to WFCF	$(143,129)	$35,484
Adjustments to EBITDA:
Interest expense	3,047	1,079
Income tax expense (benefit)	(83,000)	8,000
Depreciation and amortization	260,121	272,500
EBITDA*	37,039	317,063
Adjustments:
Stock-based compensation	44,702	37,902
Cost of acquisitions	—	—
Adjusted EBITDA*	$81,741	$354,965

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheet

	March 31,	December 31,
	2019	2018
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$2,452,477	$1,482,391
Accounts receivable, net of allowance	2,005,766	2,205,162
Short-term investments in certificates of deposit	246,506	245,597
Prepaid expenses and other current assets	428,619	439,424
Total current assets	5,133,368	4,372,574
Property and equipment, net	1,765,595	1,675,472
Operating lease right-of-use assets	3,359,810	—
Long-term investments in certificates of deposit	254,246	252,999
Investment in Progressive Beef	991,115	991,115
Intangible and other assets, net	3,698,000	3,852,121
Goodwill	3,143,734	3,143,734
Deferred tax assets, net	203,923	175,923
Total assets	$18,549,791	$14,463,938

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$691,562	$533,925
Accrued expenses and other current liabilities	567,935	419,619
Customer deposits and deferred revenue	1,362,882	727,854
Current portion of notes payable	10,299	10,173
Current portion of finance lease obligations	7,303	11,309
Current portion of operating lease obligations	210,847	—
Total current liabilities	2,850,828	1,702,880
Notes payable, net of current portion	30,440	32,220
Finance lease obligations, net of current portion	31,968	32,747
Operating lease obligation	3,647,424	—
Deferred rent liability	—	119,187
Lease incentive obligation	—	362,088
Total liabilities	6,560,660	2,249,122
Contingently redeemable non-controlling interest	1,405,172	1,449,007
Equity:
Common stock	25,473	25,473
Additional paid-in capital	11,075,966	11,031,264
Treasury stock	(1,192,484)	(1,109,061)
Retained earnings	675,004	818,133
Total equity	10,583,959	10,765,809
Total liabilities and stockholders’ equity	$18,549,791	$14,463,938